    As filed with the Securities and Exchange Commission on May 14, 1999.
                                        Registration No. _____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                        ________________________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       __________________________________

                      AMERICAN POWER CONVERSION CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          Massachusetts                      04-2722013
  (State or other Jurisdiction of      (I.R.S. Employer Identification No.)
      Incorporation or Organization)

                  132 Fairgrounds Road, West Kingston, RI 02892
               (Address of Principal Executive Offices)(Zip Code)

          American Power Conversion (A.P.C.) B.V. Profit Sharing Scheme
                             (Full Title of the Plan)
                              ____________________

                             Rodger B. Dowdell, Jr.
                      President and Chief Executive Officer
                              132 Fairgrounds Road
                             West Kingston, RI 02892
                                 (401) 789-5735
             (Name, address including zip code and telephone number,
                    including area code, of agent for service)
                              ____________________

                                    Copy to:
                          William B. Simmons, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110

                         CALCULATION OF REGISTRATION FEE


                             Proposed     Proposed
                              Maximum      Maximum
 Title of    Amount to be    Offering     Aggregate   Amount of
Securities   Registered(1)     Price      Offering   Registration
   to be          (2)        Per Share      Price        Fee
Registered

Common       100,000        $ 32.69(3)   $3,269,000    $909.06
Stock, $.01  shares
par value

    (1) The amount of shares registered hereunder is based upon an estimate of the number of shares of common stock, $.01 par value per share ("Common Stock"), to be issued pursuant to American Power Conversion (A.P.C.) B.V. Profit Sharing
  Scheme (the "Plan").  In addition, pursuant to Rule 416, there are also being registered such additional shares of Common Stock, as may become issuable pursuant to stock splits, stock dividends or similar events.

    (2) Pursuant to Rule 416(c) and Rule 457(h)(2) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests offered or sold pursuant to the employee benefit plan described herein which interests do not require a separate registration fee.

    (3) The price of $32.69 per share, which is the average of the high and low prices of the Common Stock of American Power Conversion Corporation as reported on the Nasdaq National Market System on May 10, 1999, is set forth solely for the purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by American Power Conversion Corporation (the "Registrant"), as the parent company to American Power Conversion (A.P.C.) B.V., with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 28, 1999; and
     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under Section 12(g) of the Exchange Act on August 29, 1988.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities.

           Not applicable.


Item 5.    Interest of Named Experts and Counsel.

           Not applicable.

Item 6.    Indemnification of Directors and Officers.

     Section 67 of the Massachusetts Business Corporation Law ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by -law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Company's By-laws, as amended, provide that each director and officer shall be indemnified by the Company against liabilities and expenses in connection with any legal proceeding to which such officer or director may become a party by reason of being or having been an officer or director, provided that such officer or director acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. Reference is made to the Company's By-laws filed as
Exhibit 3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No.1-12432).

     The Company maintains director and officers liability insurance for the benefit of its directors and officers.

Item 7.    Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit No.         Description of Exhibit

       4.1         Articles of Organization of the Registrant, as amended,
                    (previously filed as Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference (File No. 1-12432)).

       4.2         By-laws of the Registrant (previously filed as Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference (File No.1-12432).

       4.3         American Power Conversion (A.P.C.) B.V. Profit Sharing
                    Scheme

       5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

       5.2         Tax Opinion not required.  The Registrant hereby undertakes to submit the Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification of, the Plan.

       23.1        Consent of KPMG LLP.

       23.2        Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1).

       24.1        Power of Attorney (contained in the signature page of this
                    Registration Statement).


Item 9.  Undertakings.

   (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Kingston and the state of Rhode Island, on this 7th day of May, 1999.

                                AMERICAN POWER CONVERSION CORPORATION


                                By:    /s/ Rodger B. Dowdell, Jr.
                                     Rodger B. Dowdell, Jr.,
                                     President and Chief Executive Officer

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees or other persons who administer the employee benefit plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin and the Country of Ireland, on this 7th day of May, 1999.


                                AMERICAN POWER CONVERSION (A.P.C.) B.V.
                                PROFIT SHARING SCHEME

                                     By:  Carroll Trustees Limited, as Trustee

                                      By: /s/  John Carroll
                                           John Carroll
                                           Director

                                   By:  American Power Conversion Corporation,
                                   as authorized United States Representative
                                   for Trustee

                                     By: /s/ Rodger R. Dowdell, Jr.
                                          Rodger B. Dowdell, Jr.
                                          President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of American Power Conversion Corporation, hereby severally constitute and appoint Rodger B. Dowdell, Jr. and Donald Muir, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally do all things in our names and on our behalf in such capacities to enable American Power Conversion Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title(s)                        Date

/s/ Rodger B. Dowdell, Jr.     President and Chief Executive   May 7, 1999
Rodger B. Dowdell, Jr.         Officer
                               (Principal Executive Officer)

/s/ Donald M. Muir             Chief Financial Officer         May 7, 1999
Donald M.Muir                  (Principal Financial and
                               Accounting Officer)

/s/ Emanuel E. Landsman        Vice President, Clerk and       May 7, 1999
Emanuel E. andsman             Director


/s/ Neil E. Rasmussen          Vice President and Director     May 7, 1999
Neil E. Rasmussen


/s/ Ervin F. Lyon              Director                        May 7, 1999
Ervin F. Lyon


/s/ James D. Gerson            Director                        May 7, 1999
 James D. Gerson

                                  EXHIBIT INDEX

     Exhibit No.         Description of Exhibit

       4.1         Articles of Organization of the Registrant, as amended,
                    (previously filed as Exhibit 3.01 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference (File No. 1-12432)).

       4.2         By-laws of the Registrant (previously filed as Exhibit 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference (File No. 1-12432)

       4.3         American Power Conversion (A.P.C.) B.V. Profit Sharing
                    Scheme

       5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

       5.2         Tax Opinion not required.  The Registrant hereby undertakes to submit the Plan to the Internal Revenue Service ("IRS") in order to receive a determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, as amended, and will submit any amendments to the Plan to the IRS in a timely manner, and will make all changes required by the IRS in order to qualify, or continue the qualification of, the Plan.

       23.1        Consent of KPMG LLP.

       23.2        Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1).

       24.1        Power of Attorney (contained in the signature page of this
                    Registration Statement).

                                                                     EXHIBIT 4.3


                AMERICAN POWER CONVERSION CORPORATION (A.P.C.) BV
                              PROFIT SHARING SCHEME

I.  RULES OF THE PROFIT SHARING SCHEME

1.   Definitions

     In these Rules and in the Trust Deed:-

          (a) Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

          (b) Any reference to any statute (or a particular Chapter, Part or Section thereof) shall mean and include any statutory modification or re-enactment thereof for the time being in force and any regulations made thereunder.

          (c) The following words and expressions shall have the following meanings:

                                   "Act"          the Finance Act, 1982 (as
                                   amended).

                                   "Appropriate Percentage" the meaning given to that expression by Section 52(8) of the Act.

                                   "Appropriation Date"     in respect of any
                                   Scheme Share not being a New Share, the date on which it is appropriated to an Eligible Employee pursuant to Rule 3(f), and in respect of any New Share the date on which it is deemed to have been appropriated pursuant to Rule 5(c).

                                   "Approved Scheme"   a scheme approved by the
                                   Revenue Commissioners for the purpose of Chapter IX of Part I of the Third Schedule of the Act.

                                   "Auditors"          the Auditors to the
                                   Company.

                                   "Capital Receipt"   the meaning given to that
                                   expression by Section 54 of the Act.

                                   "Company" American Power Conversion
                                   Corporation (A.P.C.) BV.

                                   "Corresponding Shares"   the meaning given to
                                   that expression by Section 55(3) of the Act.

                                   "Custodian"    such person or persons who
                                   shall be nominated by the Trustees to acquire or subscribe for shares on their behalf.

                                    "Cut-Off Date" (I)  In the context of
                                   entitlements under 1.1 of the Third Schedule
                                   "Cut-Off Date" means 1 January in any year commencing 1 January 1996 or such other date or dates in any year as the Company shall from time to time with the approval in writing of the Revenue Commissioners determine.

                                                                     (II)  In
                                   the context of entitlements under 1.2 of the Third Schedule "Cut-Off Date" means the first day of each calendar quarter or such other date or dates in any year as the company shall from time to time with the approval in writing of the Revenue Commissioners determine.

                                   "Directors"    the Board of Directors for the
                                   time being of the Company or a duly
                                   authorised committee appointed by them for the purposes of administering the Scheme.

                                   "Effective Date of Participation" the first day of the calendar quarter (commencing 1 January) immediately following completion of the employee eligibility requirements.

                                   "Eligible Employee"      (I)  In respect of
                                   shares funded in accordance with 1.1 of the Third Schedule an "Eligible Employee" means any person who, at an Effective Date of Participation;

                                            (A)  is a permanent full time or
                                   permanent part-time employee including a
                                   Director who has a contract of employment with the Company; and

                                            (B) is chargeable to tax under
                                   Schedule E in respect of that employment;
                                   and

                                             (C) has completed one Year of
                                   Service (working at least 1,000 hours) on or before the relevant Effective Date of Participation.



                                                         (II)    In respect of
                                   shares funded in accordance with 1.2 of
                                   the Third Schedule an "Eligible Employee"
                                   means     any person who, at an Effective
                                   Date of Participation;

                                             (A)  is a permanent full time or
                                   permanent part-time employee including a
                                   Director who has a contract of employment with the Company; and


                                            (B) is chargeable to tax under
                                   Schedule E in respect of that employment;
                                   and

                                                 (III)      provided that any
                                   such person is not ineligible to become a participant by virtue of the provisions of
                                   Part III of Third Schedule to the Act.

                                   "Entitlement"  the amount of each Eligible
                                   Employee's entitlement shall be determined in accordance with the Third Schedule hereto or on such other basis as may, from time to time, be agreed in writing between the Revenue Commissioners and the Company provided that:

                                             (i)  an Eligible Employee shall
                                        only have such entitlement if he is
                                        employed by the Company and must not be
                                        under notice given or received of the
                                        termination of employment on the
                                        relevant Appropriation Date; and

                                             (ii) be resident for Income Tax
                                        purposes in the Republic of Ireland;

                                             (iii)     an Eligible Employee who,
                                        on the relevant Appropriation Date is
                                        ineligible to participate by virtue of
                                        Part III of the Third Schedule to the
                                        Act shall have no such entitlement.

                                   "Initial Market Value"   the initial market
                                   value as defined by Section 51(4) of the Act.



                                   "Invitation Period" a period of time for the completion and return of contracts - in accordance with Rule 2 being not less than 14 days nor more than 28 days. The directors shall determine the commencement of the invitation period which shall be as soon as practicable after the relevant
                                   Cut- off Date.

                                   "Locked-in Value"   the meaning given to that
                                   expression by Section 53(2) of the Act.

                                   "New Shares"   the meaning given to that
                                   expression by Section 55(3) of the Act.

                                   "Normal Retirement Date" the date of
                                   attainment of age 55 or such other date
                                   notified in writing to a Participant.

                                   "Ordinary Shares"   ordinary shares of $0.01
                                   par value or such other shares in the capital of the Parent Company which for the time being satisfy the provisions of Part II of the Third Schedule to the Act.

                                   "Parent Company"    American Power Conversion
                                   Corporation whose registered office is at 132 Fairground Road, West Kingston RI 02892 and which controls the Company.

                                   "Participant"  any person to whom a Scheme
                                   Share was appropriated including where the context requires any person in whom an interest in Scheme Shares or an entitlement thereto is or becomes vested.

                                   "Participating Company" any company being the Company or Subsidiary which is or may be bound under Clause 7 by the provisions of the Trust Deed other than in its capacity as Trustee hereof.

                                   "Period of Retention"    the meaning given to
                                   that expression by Section 52(5) of the Act.

                                   "Profit Sharing Period" any period of 12 months as determined by the directors which ends prior to a Cut-Off Date.

                                   "Release Date" the meaning given to that expression by Section 52(7) of the Act.

                                   "Residual Fund"     all moneys or Ordinary
                                   Shares directed to be held as part of the Residual Fund or for which no specific provision is made (other than under Clause 13 of the Trust Deed) and the income (if any) arising therefrom all of which shall be held in accordance with Clause 13.

                                   "Rules"        the Rules set out in this
                                   Schedule which shall be deemed to include the Second and Third Schedules to the Trust Deed, with, and subject to, any modifications, alterations, amendments or extensions thereto for the time being in force.

                                   "Scheme"       American Power Conversion
                                   Profit Sharing Scheme constituted by the Trust Deed of which these Rules form part.

                                   "Scheme Share" any Ordinary Share or other security of the Parent Company which has been appropriated in accordance with Rule 3(f) or has been deemed to have been appropriated in accordance with Rule 5(c) and is for the time being held by the Trustees on behalf of a Participant.

                                   "Share Fund"   all Scheme Shares for the time
                                   being held by the Trustees.

                                   "Subsidiary"   any subsidiary of the Company
                                   which is controlled by the Company, control being construed in accordance with Section 102 of the Corporation Tax Act, 1976.

                                        "Taxable Amount"    (i)  on a disposal
                                        of Scheme Shares pursuant to a direction given by a Participant under Rule 4(a)(i), the Appropriate Percentage of whichever is the lesser of the Locked-in Value of the Scheme Shares so disposed of and an amount equal to the proceeds of disposal;

                                                  (ii) on a transfer of Scheme
                                        Shares pursuant to a direction given by
                                        a participant under Rule 4(a)(ii), the
                                        appropriate percentage of the Locked-in
                                        value of the Scheme Shares so
                                        transferred;

                                                  (iii)     in the case of a
                                        Capital Receipt, the amount chargeable
                                        to Income Tax in accordance with the
                                        provisions of Section 54 of the Act.

                                        "Taxes Act"    The Income Tax Act, 1967.

                                   "Trust Deed:   the Trust Deed constituting
                                   the Scheme with any modifications and
                                   variations thereof for the time being in force.

                                   "Trustees"          the trustee or trustees
                                   for the time being of the Scheme.

                                   "Year of Assessment"     the meaning given to
                                   that expression by Section 1 of the Taxes
                                   Act.

                                   "Year of Service"   the period of twelve
                                   months, ending on the relevant cut-off date, during which an employee worked at least 1000 hours for the Company's Irish place of business.

2.   Conditions of Participation

     Each Eligible Employee shall, on the first occasion on which the Directors intend to operate the Scheme or on the first occasion that the employee becomes an eligible employee, be offered participation in the Scheme as soon as is practicable after the relevant Cut-Off Date provided that on such Cut-Off Date such Eligible Employee is an employee of a Participating Company. If he shall accept such offer he shall be required to complete a form of acceptance and contract of participation in the form set out in the Second Schedule to the Trust Deed (or such Schedule as amended from time to time with the concurrence of the Trustees and the approval in writing of the Revenue Commissioners) (the "Contract") which will confirm that he wishes to participate in the operation of the Scheme. The Contract shall be addressed to the Directors and the Trustees and shall be signed by the Eligible Employee and returned to the Directors by not later than the expiry of the Invitation Period. An Eligible Employee shall not be entitled to an appropriation of the Scheme Shares unless he has completed a contract and is an employee of a Participating Company on the relevant Appropriation Date.

     The signed Contract shall bind such person in contract with the Company and the Trustees in accordance with its terms in consideration of any subsequent appropriation to him of Ordinary Shares.

3.   Allocation, Acquisition of Shares and Appropriation

     (a) As soon as practicable following each Cut-Off Date in each year in which the Directors intend to operate the Scheme the Directors shall determine the amount (if any) of the Entitlements.

     (b) The Company shall as soon as practicable after the expiry of the Invitation Period to which the Entitlements relate pay to the Trustees the appropriate aggregate amounts due following the completion and return of Contracts in accordance with Rule 2 by Eligible Employees employed by it (who have not to the knowledge of the Trustees terminated or breached the same) less any amount of the Residual Fund which the Directors shall have directed the Trustees to apply in the acquisition of Ordinary Shares for the appropriation to such Eligible Employees.

     (c) As soon as reasonably practicable after the receipt from the Company of the amounts referred to in paragraph (b) of this Rule the Trustees will apply the aggregate of such amounts together with any amount of the Residual Fund directed by the Directors to be so applied in accordance with paragraph (b) of this Rule in the acquisition or subscription of Ordinary Shares for appropriation to each such Eligible Employee in accordance with the provisions of this Rule on the basis that the aggregate Initial Market Value of the Ordinary Shares appropriated to him is as nearly as possible pro rata to the amount of his Entitlement that has been paid to the Trustees.

     (d) Where the Trustees are unable to acquire sufficient Ordinary Shares by the purchase or subscription for Ordinary Shares as directed by the Directors to satisfy in full appropriations pursuant to Rule 3(c) the Trustees shall reduce the appropriations pro rata.

     (e) If the basis on which the Ordinary Shares are appropriated would otherwise give rise to the appropriation of a fraction of an Ordinary Share the Trustees may sell such fractional entitlement and the amount thus received shall be regarded as not having been applied in the acquisition of Ordinary Shares for the purpose of paragraph (g). In the event that a portion of the Ordinary Shares acquired by the Trustees carry the right to receive any dividends which have been declared the Trustees shall appropriate those Ordinary Shares among the Eligible Employees in the same proportions as provided in paragraph (c) of this Rule.

     (f) The Trustees shall appropriate the Ordinary Shares so acquired or subscribed for on one day within thirty days of the expiry of the Invitation Period.

     (g) To the extent that the Trustees have not applied the whole of the amount received by them in the acquisition of Ordinary Shares in accordance with paragraph (c) of this Rule within thirty days of the expiry of the Invitation Period or such longer period as the directors may from time to time determine they shall pay the balance thereof promptly to the Participating Companies which provided the same.

     (h) The Trustees shall at the direction of the Directors either sell for the best consideration in money reasonably obtainable at the time any Ordinary Shares which they do not appropriate under this Rule and retain the net proceeds of sale or retain such Ordinary Shares as part of the Residual Fund.

     (i) If following the date on which the Trustees are entered on the Parent Company's register of members (or other registration system whether electronic or other) but before the Appropriate Date of any Ordinary Shares the Trustees shall become entitled in respect of such shares to either:-

          (i)  any dividends or other distribution; or

          (ii) any other rights to be allotted securities in the Company (other than an issue of capitalisation shares of the same class as Ordinary Shares then held by the Trustees pending an appropriation which capitalisation shares shall be retained by the Trustees and shall form part of the Ordinary Shares to be appropriated);

          then the Trustees shall retain the same in the Residual Fund and the Trustees shall use their best endeavours to sell such rights as are referred to in paragraph (ii) above for the best consideration in money reasonably obtainable at the time.

     (j) No Ordinary Shares shall be appropriated to any Eligible Employee after 15 years from the date of death of the last survivor of the issue living on the date of the Trust Deed of his late Britannic Majesty King George VI.

     (k) The Directors may determine at any Cut-Off Date that there shall be no Entitlements and may so decide at any subsequent Cut-Off Date.

4.   Conditions of Retention and Disposal

     (a) Subject as hereinafter provided in this Rule Scheme Shares shall be held by the Trustees until the date on which the Participant concerned directs the Trustees:

          (i)  To sell the Scheme Shares; or

          (ii) To transfer the legal ownership of the Scheme Shares to himself;

          (iii)     To deal in his interest in Scheme Shares

          provided that as soon as may be practicable following the Release Date applicable thereto the Trustees will transfer the legal ownership of Scheme Shares to the Participants subject to the restrictions contained in (b) below.

     (b)Notwithstanding the Release Date of Scheme Shares has occurred the
        Trustees                      shall hold Scheme Shares acquired under
        paragraph 1.1 of the Third Schedule on  behalf of a Participant until

        (i)       a Participant having reached Normal Retirement Date,
         requests the                  Trustees to transfer his Scheme Shares
         into his name or to sell or                  otherwise dispose of
         them on his behalf; or

        (ii) a Participant, having terminated his employment (whether by voluntary redundancy or otherwise) with the Company 5 years previously,
     requests                 the Trustees to transfer his Scheme Share into his
     name or to sell or                 otherwise dispose of them on his behalf

                        Provided That:

            (a)  In the absence of a request the Participant shall be deemed
         to have                        made  a request to transfer his Scheme
         Shares into his name.

            (b) any transfer, sale or other disposal shall occur in five
         equal (subject to                        rounding up or down) tranches
         beginning of the fifth anniversary of                             the
         Participant's termination of employment and ending on the tenth anniversary thereof; or

        (iii) a Participant, becomes (in opinion of the Company) totally or permanently disabled, in which event the Trustees shall (subject to having been notified by the Company) within sixty days of the establishment of total or permanent disability (as certified by a physician selected or approved by the Company) sell his Scheme Shares unless otherwise instructed by the directors; or

             (iv)  a Participant's death in which event the Trustees shall hold
     his Scheme               Shares for the benefit of his personal
     representative until instructed to                sell the shares by the
     personal representative of such deceased                    participant; or

        (v)  the Company permits the Participant to otherwise dispose of his
     Scheme         Shares and so notifies the Trustees in writing."

5.   Share Issue or Reorganisation

     (a) In the event of the Parent Company proposing to make a rights issue in respect of any class of its share capital which includes Scheme Shares, the Trustees shall, upon receipt of the offer from the Parent Company, notify each Participant of the following options in respect of the Scheme Shares held by the Trustees on his behalf;

          (i) to instruct the Trustees to exercise the rights in respect of all his Scheme Shares provided that such instruction is accompanied by payment in cash of the amount necessary to exercise such rights;
               or

          (ii) To instruct the Trustees to exercise the rights in respect of some only of his Scheme Shares and to dispose of the rights nil paid in respect of the remainder and either:

               (a) to pay to the Trustees any amount in excess of the amount of the disposal proceeds necessary to exercise such rights: or

               (b) to instruct the Trustees to pay to him any amount of the disposal proceeds in excess of the amount necessary to exercise such rights; or

          (iii) to instruct the Trustees to dispose of the rights in respect of all his Scheme Shares nil paid and pay the proceeds to the Participant.

          The Participant shall instruct the Trustees accordingly within any period of time specified by the Trustees and shall, if appropriate, pay to the Trustees in cash any amounts necessary in order to carry out such instructions. The Trustees shall subject to receipt of the cash and instructions as aforesaid carry out the instructions of the Participants within the period of time allowed by the Parent Company for exercise of rights. If a Participant shall fail to give any direction to and shall not otherwise have authorised the Trustees, they shall sell all rights in respect of the Scheme Shares nil paid on behalf of that particular Participant.

     (b) In the event of an offer being made or a Transaction being proposed in any of the circumstances described in Section 52(3) (a), (b) or (c) of the Act, the Trustees shall forthwith notify each Participant and shall act in accordance with the instructions of the Participant in dealing with his Scheme Shares and in the absence of any such instructions shall take no action.

     (c) Subject to Section 55 (1) of the Act, any New Shares allotted to the Trustees pursuant to paragraphs (a) or (b) of this Rule or on a capitalisation issue shall be deemed to have been appropriated to a Participant on the Appropriate Date of the Scheme Shares in respect of which they are allotted.

     (d) In the event that any Participant shall on the Trustees receiving any securities as provided in this Rule be entitled in respect of his Scheme Shares to a fraction of any such security, the Trustees shall use their best efforts to sell such securities as represent the aggregate of the fractions so arising and shall distribute the proceeds of sale (after deducting any expenses of sale and any taxation which may be payable by the Trustees in respect thereof) to the Participants concerned provided that any such entitlement which is less than IEP 3 shall be retained by the Trustees and held as part of the Residual Fund.

6.   Payments and Transfers to Participants

     (a) If any amount falls to be paid to the Participant prior to the Release Date in respect of his Scheme Shares being:-

          (i) the proceeds of a sale of Scheme Shares pursuant to a direction given by the Participant under Rule 4(a)(i); or

          (ii) a Capital Receipt

               the Trustees shall pay such amount to the Participant. The Trustees shall if required deduct any Irish withholding tax in accordance with the Taxes Act.

     (b) If a Participant directs the Trustees to transfer the ownership of any Scheme Share to himself pursuant to Rule 4(a)(ii) before their Release Date, he shall pay to the Trustees, before the transfer takes place, a sum equal to Income Tax at the standard rate on the Taxable Amount at the time of the direction.

     (c) The Trustees shall account for any tax in accordance with Section 57 of the Act.

     (d) Any Transfer Taxes involved in any transfer of Scheme Shares or other shares or securities by the Trustees into the name of the Participant concerned shall be payable in the case of :

          (i)  a transfer as referred to in Rule 4(a); or

          (ii) a transfer following the death of a Participant;

          by the Trustees out of the Residual Fund or in the case of a deficiency out of funds made available for the purpose by the Participant's Participating Company and, in any other case, shall be payable by the Participant concerned.

7.   Repurchase by Trustees

     (a) At the time a Participant directs the Trustees to dispose of any Scheme Shares or to transfer the Scheme Shares into his name or having transferred the shares into his name the Participant wishes to dispose of the shares he must notify the Trustees and the Trustees may offer to purchase the beneficial interest in such Scheme Shares from the Participant at the best consideration in money that can reasonably be obtained at the time of the sale and such disposal shall for the purposes of Rule 4 be regarded as a disposal in accordance with Rule 4(a) (i). In the event of the Trustees making such an offer then the Participants shall be bound to accept such offer.

     (b) If, at the time of the proposed purchase of Scheme Shares under paragraph (a), the Trustees do not have sufficient funds to purchase such Scheme Shares they may apply to the Company for such funds. If any funds are so provided by the Company they shall reduce pro tanto the liability of the Company making that payment in respect of the payment to be made by that Company pursuant to Rule 3 following the next Invitation Period.

     (c) The Trustees shall where feasible hold any Ordinary Shares purchased pursuant to paragraph (a) upon trust for appropriation to Eligible Employees employed by the Participating Company that provided the funds used in the purchase of such Ordinary Shares but, subject thereto, shall hold such Ordinary Shares as part of the Residual Fund.

8.   Payment of Dividends

     Any dividends paid by the Parent Company to the Trustees in respect of Scheme Shares shall be forwarded to the Participants on whose behalf the Trustees hold such Scheme Shares together with particulars of the related tax credit (if any) and tax deduction certificate (if any). The Trustees shall if required deduct any Irish withholding tax in accordance with the Taxes Act.

9.   General Meetings of the Parent Company and Voting Rights

     Participants have no right to attend or vote at a General Meeting of the Parent Company. The voting rights in respect of Scheme Shares shall, on a poll, be exercised only in accordance with any directions in writing by the Participants concerned to the Trustees. In the absence of any such direction, the Trustees shall abstain from voting.

10.  Notices

     (a) All notices required to be given to a Participant by the Trustees under the Scheme shall be in writing and shall either be delivered to the Participant at his place of work or be sent by post to the address shown on the records of the Trustees or of the Company by which such Participant is employed.

          Any notice or document, sent by post as aforesaid, shall be deemed to have been received on the expiry of 48 hours from the time at which it was posted and to prove such service it shall be sufficient to prove that the envelope containing the notice or document was properly pre-paid, addressed and put into the post.

     (b) Any notice or document delivered or sent by the Trustees in the manner described in paragraph (a) of this Rule shall be deemed for all purposes to have been sufficiently served on the Participant and all persons claiming through or under such Participant and accordingly service in manner aforesaid shall operate to exonerate the Trustees from all or any liability for the non-receipt by a Participant or other person as aforesaid of any such notice or document.

     (c) To be valid any direction to the Trustees in respect of a Participant's Scheme Shares must be given in writing by or on behalf of such Participant, shall be effective only when it is received by the Trustees and shall be subject to Rule 4(b).

     (d) A direction once duly given and received as mentioned in paragraph (c) of this Rule and subject to Rule 4(b) shall be carried out by the Trustees as soon as practicable in accordance with its terms unless prior to their acting in respect thereof the Trustees receive written notice from the Participant revoking the direction.

          The Trustees shall incur no liability to a Participant if they act or fail to act upon a direction or revocation which purports to have been duly given as aforesaid.

11.  The Auditors

     In giving any notice or opinion or in determining any value or making any adjustment or calculation under the Scheme, the Auditors shall be deemed to be acting as experts and not as arbitrators.


II.  FORM OF ACCEPTANCE AND CONTRACT OF PARTICIPATION

                                      Date:

Dear

The enclosed booklet gives details of the American Power Conversion Profit Sharing Scheme (the "Scheme"). As an employee of American Power Conversion Corporation (A.P.C.) BV - Irish Branch - you may be entitled to participate in the Scheme.

In order to participate in the Scheme you should complete the attached contract
of participation indicating your wish to participate.   Following receipt of the
form as aforesaid the Company will pay the appropriate amount to the Trustees of the Scheme to acquire shares which will be held on your behalf subject to the Rules of the Scheme.

Yours sincerely

TO:       The Directors of American Power Conversion Corporation (A.P.C.) BV

          and

TO:       The Trustees of American Power Conversion Corporation Profit Sharing
Scheme
          ("the Scheme").

FROM:     FIRST NAME(S) __________________________ Please Print
                                        (Mr./Mrs./Miss)
in
                                          BLOCK CAPITALS

          SURNAME:    ________________________________

          ADDRESS:    ________________________________

                      ________________________________


RSI Number:

                          APPLICATION FOR SCHEME SHARES

1. I wish to accept my Entitlement to Ordinary Shares in American Power Conversion Corporation.

2.   I have read the booklet explaining the Rules of the Plan.

3.   CONTRACT OF PARTICIPATION:

     In consideration of my participation in the Scheme and of any appropriation to me of Scheme Shares in accordance with the provisions of the Scheme I bind myself in contract with the Company and the Trustees and I agree to be bound by the Rules of the Scheme and in particular (subject to Section 52(3) Finance Act, 1982):

     (a) to permit Scheme Shares appropriated to me to be held by the Trustees throughout the applicable Period of Retention;

     (b) not to assign, charge or otherwise dispose of my beneficial interest in the said Scheme Shares during the Period of Retention;

     (c) not to direct the Trustees to dispose of the said Scheme Shares before the applicable Release Date in any other way except as mentioned in paragraph (d) or by sale for the best consideration in money that can reasonably be obtained at the time of the sale; and

     (d) not to direct the Trustees of the Scheme Shares to dispose of my shares, acquired under paragraph 1.1 of the Third Schedule, prior to my Normal Retirement Date subject to the exceptions provided for by the Scheme on redundancy, disability, termination of employment or death.

4. I accept that the dividend tax voucher which I may receive from the Trustees in respect of any of my Scheme Shares will be in full satisfaction of any rights I have to a tax deduction certificate from the Trustees.

5. I hereby direct the Trustees, in the absence of any further direction from me, in the event of a rights issue to sell all rights in respect of my Scheme Shares nil paid and pay the proceeds to me and in the event of any other offer or transaction in respect of my Scheme Shares (other than an issue of capitalisation shares) to take such action, if any, as will not require me to put the Trustees in funds and will lead to a cash payment being made to me.

6.   I undertake to notify the Trustees of any change in my address.


     SIGNED:        _______________________

     DATE:          _______________________

     IN THE PRESENCE OF:

     SIGNATURE:     _______________________

     NAME:          _______________________

     ADDRESS:       _______________________

                    _______________________

III.  BASIS OF CALCULATION OF ENTITLEMENTS



1.1 The entitlement of each Eligible Employee under the Scheme shall be calculated as such percentage of pay applicable to all eligible employees if any, as the Directors shall allocate for each Profit Sharing Period PROVIDED that in the case of any Eligible Employee, the total of the entitlements in any year of assessment shall not exceed the amount for the time being specified as being the limit on individual appropriations for the purposes of paragraph 1(4) of the Third Schedule to the Act.



1.2In addition, the employees may choose to allocate all or part of their bonus
   entitlement as calculated under 1.3 into the Profit Sharing Scheme.   The
   total of the entitlements in any year of assessment shall not exceed the amount for the time being specified as being the limit on individual appropriations for the purposes of paragraph 1(4) of the Third Schedule to the Act.



1.3The employee bonus plans are outlined below. 1.3(A) outlines the method in which the bonus is calculated for direct manufacturing employees and 1.3(B) outlines the method in which the bonus is calculated for indirect employees.



1.3(A)    MANUFACTURING BONUS PLAN

   Objective: To recognise the contribution of manufacturing personnel in the achievement of quality, availability and cost goals.

   Eligibility: All permanent full time employees who are employed on a permanent basis on the first working day of the quarter for which the bonus is being issued. The employee must also be continuously employed by the company and be active on the date when the bonuses are distributed. All bonuses are issued at the sole discretion of the executive management of the company. The decision of this group is final.

   Methodology: At each quarter end APCC reviews the previous quarter's performance and financial results. Under normal business circumstances, each direct employee, subject to eligibility contributions above, may share financially in this business performance.

   To calculate the manufacturing bonus, four categories of individual and cell performance are added to obtain the percentage for the overall bonus. These categories may change from quarter to quarter. At the start of every quarter, the Manufacturing Operations Manager for each division will set and agree goals and targets for the forthcoming quarter for hourly paid employees. For example in Quarter 4 of 1997 the following categories were used,

   1.   Housekeeping (20%)
   2.   Cycle Counting (30%)
   3.   Quality (20%)
   4.   Time-keeping & Attendance (30%)

   Housekeeping (20%)

   Housekeeping Audits are to be conducted on each cell throughout Q4 and 20% of the bonus is allotted for housekeeping based on the average weekly score of each cell.

   Cycle Counting (30%)

   Cycle counting is based on how close to the expected target each cell achieved throughout Q4. Cycle counting is to be done on a weekly basis and an average figure obtained for all of Q4. 30% of Q4 bonus is allocated to Cycle Counting.

   Quality (20%)

   20% of Q4 bonus is to be allocated to Quality. The percentage is calculated on a cell basis taking into account both ICT & Final testing. Each cell is set a goal and based on how close they come to this goal determines the percentage figure awarded to that cell.

   Time-keeping & Attendance (30%)

   Attendance is measured individually and is made up of two parts
   a)   Absence

   Every individual can attain thirty percentage points by their good attendance. Poor attendance will impact this, each certified absence ten
   (10) percentage points will be deducted from the total thirty. Uncertified absences will result in forfeiture of bonus.

   b)   Lates / Early leaves
   In addition to points being deducted for absences, points will also be deducted for lateness and early leaves. For every time an employee is either late or leaves early, a total of 5 percentage points will be deducted from the total attendance percentage for each occurrence.


   Forfeiture of Bonus

   The purpose of our bonus plan is to allow employees the opportunity to share in APCC's success as one of the fastest growing companies in the world. However, there are times when the actions of an employee might cause him/her to forfeit his/her bonus.

   - If an employees total percentage points lost fo absences, tardiness, or early leaves exceeds 30 points, creating a negative number for possible attendance points, that employees will not receive a bonus for that quarter.

   - If an employee received a written warning for any reason during a quarter, that employee will forfeit bonus for the quarter in which the warning was issued.

   -  If an employee has an uncertified absence.


   Effective:     This policy is effective October 6, 1997.

                                BONUS CALCULATION FORM


   Name __________________________________


   Cell __________________________________


   Team __________________________________


   Cell Trainer __________________________


   Quarter / Year ________________________


                               PERCENTAGE ACHIEVED
                          ____________________________

   A. Housekeeping:
                       20%                      __________

   B. Cycle Counting:
                       30%                      __________

   C. Quality:
                       20%                      __________

   D. Timekeeping & Attendance:
                       30%                      __________



   a) No. of Certified Absences = _____    x 10 =    _____
   b) No. of days lates =             _____ x 5 =    _____
   c) No. of days left early =        _____ x 5 =    _____
   d) Add totals a, b, c =            _____


   e) 30 - line d                          _____          (If negative figure,
   Bonus forfeited)



   Total Bonus Percentage =           _____

1.3(B) INDIRECT EMPLOYEES BONUS PLAN

   OBJECTIVE:          To recognise the contribution of salaried personnel in
   the achievement of corporate, divisional and personal achievement and to allow the opportunity to share in APCC's success.

   ELIGIBILITY:   All permanent full time employees who are employed on a
   permanent basis on the first working day of the quarter for which the bonus is being issued. The employee must also be continuously employed by the company and be active on the date when the bonuses are distributed. All bonuses are issued at the sole discretion of the executive management of the company. The decision of this group is final.

   METHODOLOGY:   At each Quarter end APCC reviews the previous quarter's
   performance and financial results. Under normal business circumstances, each indirect employee subject to the eligibility conditions as above, may share financially in this business performance.

   The basis of calculation is the multiple / addition of a) x b) x c) or a) x
   b) where determined by Corporate Management

   a) Incentive Bonus Percentage (IBP) - Corporate assessment of Quarterly performance
   b) Local Divisional Percentage (LDP) - Local management assessment of contribution
   c) Individual Performance Factor (IPF) - Manager's assessment of employee's personal contribution and objective achievement.

   All Bonus Payments and Methodologies are at the sole discretion of the Executive Management of the Company.

   The resultant percentage will be applied to the employee's gross earnings of the previous quarter less payment of any other period's bonus and processed through payroll as normal.

   GUIDELINES:

   The following serves as guidelines for implementation.

   The aggregate payment for individual departments / divisions will not exceed the multiple of IBP and the LDP.

   EFFECTIVE DATE:          This policy is effective October 6 1997 and can
   only be revised by Human Resources.

                                                                     EXHIBIT 5.1
                              _____________________

                         TESTA, HURWITZ & THIBEAULT, LLP
                              _____________________
                                Attorneys at Law

                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
Office (617) 248-7000                                       Fax (617) 248-7100

                                   May 14, 1999

American Power Conversion Corporation
 132 Fairgrounds Road
West Kingston, RI 02892

     Re:  Registration Statement on Form S-8 Relating to the
          American Power Conversion (A.P.C.) B.V. Profit Sharing Scheme (the "Plan")

Ladies and Gentlemen:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by American Power Conversion Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 100,000 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plan (the "Shares").

     We are counsel to the Company and are familiar with the proceedings of its stockholders and Board of Directors. We have examined original or certified copies of the Company's Articles of Organization, as amended, the Company's By-laws, as amended, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion letter.

     We are members only of the Bar of the Commonwealth of Massachusetts and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the Commonwealth of Massachusetts and the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares issued or proposed to be issued by the Company pursuant to the Plan will be, upon receipt of the consideration provided for in the Plan, validly issued, fully paid and nonassessable after issuance of such Shares in accordance with the terms of the Plan.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,

                                   /s/ Testa, Hurwitz & Thibeault, LLP
                                   TESTA, HURWITZ & THIBEAULT, LLP

                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
American Power Conversion Corporation

We consent to incorporation by reference in this registration statement on Form S-8 of American Power Conversion Corporation for the registration of 100,000 shares of Common Stock for the American Power Conversion (A.P.C.) B.V. Profit Sharing Scheme of our reports dated February 4, 1999, relating to the consolidated balance sheets of American Power Conversion Corporation as of December 31, 1998, and 1997, and the consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which reports appear in the December 31, 1998, annual report on Form 10-K of American Power Conversion Corporation.


                                   /s/ KPMG LLP


Providence Rhode Island
May 12, 1999